POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John A. Blaisdell, Jeremy L. Radcliffe, John E. Price, and Paul A. Bachtold, each an officer of SALIENT MF TRUST (the “Trust”) and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Trust’s Registration Statement on Form N-14 under the Securities Act of 1933, as amended, and any and all amendments thereto on behalf of SALIENT BROADMARK TACTICAL PLUS FUND (the “Fund”), a series of the Trust, and to file with the Securities and Exchange Commission (“SEC”), by means of the SEC’s electronic disclosure system known as EDGAR, and any other regulatory authority having jurisdiction over the offer and sale of the shares of beneficial interest of the Fund, said Registration Statement and any such amendment, and any and all supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	OFFICE WITH THE TRUST	DATE

/s/ John A. Blaisdell John A. Blaisdell	Trustee, Principal Executive Officer	July 15, 2014

/s/ Karin B. Bonding Karin B. Bonding	Trustee	July 15, 2014

/s/ Jonathan P. Carroll Jonathan P. Carroll	Trustee	July 15, 2014

/s/ Dr. Bernard A. Harris Dr. Bernard A. Harris	Trustee	July 15, 2014

/s/ Richard C. Johnson Richard C. Johnson	Trustee	July 15, 2014

/s/ G. Edward Powell G. Edward Powell	Trustee	July 15, 2014

/s/ Jeremy L. Radcliffe Jeremy L. Radcliffe	Trustee, Secretary	July 15, 2014

/s/ Scott E. Schwinger Scott E. Schwinger	Trustee	July 15, 2014

/s/ John E. Price John E. Price	Treasurer, Principal Financial Officer	July 15, 2014